Exhibit 4.3

            Independent Certified Public Accountants' Consent

     We have issued our report dated December 5, 1995 on the statements of condition and related bond portfolios of Insured Municipals Income
Trust   and   Investors'  Quality  Tax-Exempt  Trust,  Multi-Series   263
(California IM-IT Intermediate Laddered Maturity, Pennsylvania IM-IT and South Carolina Quality Trusts) as of December 5, 1995 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."




                                    Grant Thornton LLP

Chicago, Illinois
December 5, 1995